Exhibit 10.2

Zimmer Holdings, Inc.

STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
NONQUALIFIED STOCK OPTION GRANTED TO

OPTIONEE: ****

STOCK AWARD SHARES: ****

EXERCISE PRICE PER SHARE: $****

AWARD DATE: ****

To: Zimmer Holdings, Inc.

Gentlemen/Mesdames:

     You have advised me that you have granted me a nonqualified stock option to purchase shares of the common stock of Zimmer Holdings, Inc. according to the terms set forth herein. I understand that it is expected that I will retain the stock I receive upon the exercise of this option consistent with the Company’s share retention guidelines in effect at the time of exercise.

     My signature below indicates my agreement to the foregoing and my acceptance of all the terms of the option granted.

Date	Signature

ZIMMER HOLDINGS, INC.
STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
NONQUALIFIED STOCK OPTION

     Zimmer Holdings, Inc. (the “Company”) hereby grants, pursuant to the terms of the Zimmer Holdings, Inc. Stock Plan for Non-Employee Directors (the “Plan”), to the heretofore named non-employee director of the Company (the “Optionee”), as a matter of separate inducement and agreement in connection with the Optionee’s services as a non-employee director of the Company, and not as or in lieu of any fees, retainers, or other compensation for services, and upon the terms and conditions set forth below, the option to purchase on or before the expiration of ten years from the date hereof (the “Expiration Date”) the number of fully paid and non-assessable shares heretofore set forth of the common stock of the Company, par value $.01 per share (“Common Stock”), at the aforementioned exercise price per share.

     This nonqualified stock option (“Option”) is granted upon and subject to the following terms and conditions:

     1. Provided that the Optionee has at all times during the period beginning with the date of grant of the Option and ending on the date of exercise been a non-employee member of the Board of Directors of the Company (the “Board”) and after the Option vests as described below (except as specifically set forth herein to the contrary), this Option may from time to time on or prior to the Expiration Date be exercised in the manner and subject to the terms hereinafter set forth.

     2. The Option hereby granted may be exercised, in whole or in part, by written notification delivered in person or by mail to the Secretary of the Company at its executive office in Warsaw, Indiana, or to the Company’s designated agent, such notification to be effective upon receipt by the Secretary or the Company’s designated agent, on or before the specified Expiration Date, in substantially the form enclosed hereto, specifying the number of shares with respect to which the Option is then being exercised and accompanied by payment for such shares. In the event the specified Expiration Date falls on a day which is not a regular business day at the Company’s executive office in Warsaw, Indiana then such written notification must be received at such office, or the office of the Company’s designated agent, on or before the last regular business day prior to such Expiration Date. Payment is to be made by certified check or bank draft payable to the order of Zimmer Holdings, Inc., by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or by delivery of a certificate or certificates for shares of Common Stock owned by the Optionee for at least six months having a fair market value at the date of exercise equal to the option price for such shares, or in any combination of the foregoing: provided, however, that payment in shares of Common Stock will not be permitted unless at least 100 shares of Common Stock are required and delivered for such purpose. Any stock certificate or certificates so delivered must be endorsed, or accompanied by a signature guaranteed stock power, to the order of Zimmer Holdings, Inc., with the signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange. No shares shall be sold or delivered hereunder until full payment for such shares has been made. The Optionee shall have the rights of a shareholder only with respect to shares of stock for which certificates have been issued to her/him.

     3. The Company shall not be required to issue or deliver any certificate or certificates for shares of its Common Stock purchased upon the exercise of any part of this Option prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, (iii) the obtaining of any consent or approval or other clearance from any governmental agency, which the Company shall, in its sole discretion, determine to be necessary or advisable, and (iv) the payment to the Company, upon its demand, of any amount requested by the Company for the purpose of satisfying its withholding obligation, if any, with respect to federal, state or local income or FICA earnings tax, other governmental impost, levy or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon.

     4. Except as provided below, this Option is not transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and is exercisable, during the life of the Optionee, only by her/him. This Option is transferable by the Optionee, in whole or in part, to members of the Optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family members means the Optionee’s spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of the Options made under this provision will not be effective until notice of such transfer is delivered to the Company. If the Option is transferred, it shall be exercisable solely by the transferee and shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the Optionee or the Optionee’s estate would have been entitled to exercise it if the Optionee had not transferred the Option. In the event of the death of the transferee prior to the expiration of the right to exercise the Option, the period during which the Option shall be exercisable by the executors, administrators, legatees and distributees of the transferee’s estate, as the case may be, will terminate on the date one year following the date of the transferee’s death. In no event will the Option be exercisable after the Expiration Date. The transferred Option shall be subject to such other rules as the Board shall determine.

     5. Notwithstanding any other provision hereof:

     (a) if the Optionee shall cease to be a non-employee director for reasons other than retirement or death while holding any portion of the vested Option that has not expired and has not been fully exercised, the Optionee, at any time within one year after the date she/he ceases to be a non-employee director (but in no event after the Expiration Date), may exercise the vested Option with respect to any shares of Common Stock as to which the Optionee has not exercised the Option on the date the Optionee ceased to be a non-employee director only to the extent that the Option is exercisable at the time of termination;

     (b) if the Optionee shall cease to be a non-employer director by reason of retirement or death while holding any portion of the Option that has not expired and has not been fully exercised, the Optionee, or in the case of death, the executors, administrators or distributees, as the case may be, at any time prior to the Expiration Date, may exercise the Option with respect to any shares of Common Stock as to which the Optionee has not exercised the Option on the date the Optionee ceased to be a non-employee director, notwithstanding the provisions of subparagraph 5(d) below; or

     (c) if the Optionee ceases to be a non-employee director for reasons other than death and then dies holding any portion of the Option that has not been fully exercised, the Optionee’s executors, administrators, heirs or distributees, as the case may be, may, at any time within the greater of (1) one year after the date of death or (2) the remainder of the period in which the Optionee could have exercised the Option had the Optionee not died, (but in no event under either (1) or (2) after the Expiration Date), exercise the Option with respect to any shares as to which the Optionee could have exercised the Option at the time of death.

     (d) Subject to subparagraph (a) above, this Option with respect to all 100% of the total number of shares of Common Stock covered by the Option shall become exercisable on December 31 next succeeding the date hereof. In the event the non-employee director ceases to be a non-employee director by reason of retirement or death, the total number of shares of Common Stock covered by the Option shall become exercisable.

     Retirement means the termination of the Optionee’s membership on the Board on or after the Optionee’s 65th birthday, or on or after the Optionee’s 55th birthday after having served as a member of the Board for 10 or more years. In the event the Option is exercised by the executors, administrators, legatees or distributees of the estate of the Optionee, the Company shall be under no obligation to issue stock hereunder unless and until the Company is satisfied that the person or persons exercising the Option are the fully appointed legal representatives of the Optionee’s estate or the proper legatees or distributees thereof.

     6. Under certain circumstances, if the Optionee’s membership on the Board terminates during the three year period following a change in control of the Company, this Option may become fully vested and exercisable. Please refer to the Plan for more information.

     7. If prior to the Expiration Date changes occur in the outstanding Common Stock by reason of stock dividends, recapitalization, mergers, consolidations, stock splits, combinations or exchanges of shares and the like, the number, class and the exercise price of shares subject to the Option shall be appropriately adjusted by the Board, whose determination shall be conclusive. If as a result of any adjustment under this paragraph any Optionee should become entitled to a fractional share of stock, the Optionee shall have the right to purchase only the adjusted number of full shares and no payment or other adjustment will be made with respect to the fractional share so disregarded.

     8. Until the Optionee is advised otherwise by the Company, all notices and other correspondence with respect to the Option will be effective upon receipt at the following address:

Board of Directors
Zimmer Holdings, Inc.
345 East Main Street
Post Office Box 708
Warsaw, Indiana 46581-0708

     9. Except as explicitly provided in this agreement, this agreement will not confer any rights upon the Optionee, including any right with respect to continued membership on the Board or any right to future awards under the Plan. In no event shall the value, at any time, of this agreement, the Common Stock covered by this agreement or any other benefit provided under this agreement be included as compensation or earnings for purposes of any other compensation, retirement, or benefit plan offered to Board members unless otherwise specifically provided for in such plan.

     10. The Board shall have full authority and discretion, subject only to the express terms of the Plan, to decide all matters relating to the administration and interpretation of the Plan and this agreement and all such Board determinations shall be final, conclusive, and binding upon the Optionee and all interested parties. The terms and conditions set forth in this agreement are subject in all respects to the terms and conditions of the Plan, as amended from time to time, which shall be controlling. This agreement contains the entire understanding of the parties and may not be modified or amended except in writing duly signed by the parties. The waiver of, or failure to enforce, any provision of this agreement or the Plan by the Company will not constitute a waiver by the Company of the same provision or right at any other time or a waiver of any other provision or right. The various provisions of this agreement are severable and any determination of invalidity or unenforceability of any provision shall have no effect on the remaining provisions. This agreement will be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties. The validity and construction of this agreement shall be governed by the laws of the State of Indiana.

ZIMMER HOLDINGS, INC.

By

David C. Dvorak
Executive Vice President, Corporate Services,
Chief Counsel & Secretary

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